UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events

On July 31, 2018, State Street Corporation, a Massachusetts corporation (“State Street”), issued and sold 13,244,271 shares of its common stock, par value $1.00 per share (the “Shares”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-221293) and a related base prospectus, preliminary prospectus supplement and prospectus supplement (collectively, the “Prospectus”), each as filed with the Securities and Exchange Commission. The sale of the Shares was made pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated July 26, 2018, between State Street and Morgan Stanley & Co. LLC. The public offering price of the Shares is $86.93 per share, and the Underwriter purchased the Shares from State Street at a price of $86.83 per share. State Street received net proceeds from the sale of the Shares, after deducting estimated expenses and underwriting discounts, of approximately $1.15 billion.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated July 31, 2018, regarding the legality of the Shares to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Prospectus by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 26, 2018, between State Street Corporation and Morgan Stanley & Co. LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated July 31, 2018.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Ian W. Appleyard
Name:	Ian W. Appleyard
Title:	Executive Vice President, Global Controller and Chief Accounting Officer

Date: July 31, 2018